UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

May 8, 2020

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14798 (Commission File Number)	11-3500746 (IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida (Address of principal executive offices)		33014 (Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2020, Diamedix Corporation, a wholly-owned subsidiary of ERBA Diagnostics, Inc. (“Diamedix”), consummated the transactions contemplated by that certain Purchase and Sale Agreement, dated June 17, 2019, by and between Diamedix, as seller, and PRH Investments, LLC (“Buyer”), as amended by that certain First Amendment dated as of July 1, 2019 (the “First Amendment”), as further amended by that certain Second Amendment dated as of September 18, 2019, and as further amended by that certain Third Amendment dated as of May 8, 2020 (collectively, the “Purchase Agreement”), pursuant to which Buyer purchased that certain real property owned by Diamedix located at 2115, 2127, 2140, 2141, 2150, 2160 North Miami Avenue, 2155 NW Miami Court and 38 NW 22nd Street, in Miami, Florida, and all improvements thereon (collectively, the “Property”) for the aggregate purchase price of $18,500,000.

Immediately prior to the consummation of the transactions contemplated by the Purchase Agreement, Diamedix and Buyer entered into a Third Amendment to Purchase and Sale Agreement (the “Third Amendment”). Pursuant to the Third Amendment: (a) the purchase price for the Property was reduced from $21,750,000 to $18,500,000; (b) the purchase price credit from the First Amendment was rendered null and void and the corresponding section reflecting such credit deleted; (c) in connection with the purchase price reduction, the SEC Assemblage Demolition (as such term is defined in the Purchase Agreement) condition to closing was removed and Buyer assumed the obligation to complete the SEC Assemblage Demolition following Closing (as such term is defined in the Purchase Agreement); and (d) the closing date for the purchase and sale of the Property was set as May 8, 2020. The purchase price is (i) subject to a holdback in the amount of $150,000 and (ii) reduced by fees, costs and expenses paid at closing such as any outstanding taxes, code violations, real estate closing costs, service provider fees and other similar matters. In connection with the SEC Assemblage Demolition, Diamedix also entered into a reciprocal access agreement (the “Access Agreement”) with the tenant of the neighboring real property to permit reciprocal access rights as required in connection with the SEC Assemblage Demolition. As part of the Third Amendment, Buyer is required to assume the Access Agreement at Closing.

The foregoing description of the Third Amendment set forth under this Item 1.01 does not purport to be complete. Such description is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibit 10.1 – Third Amendment to Purchase and Sale Agreement, dated as of May 8, 2020, by and between Diamedix Corporation and PRH Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: May 8, 2020	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Third Amendment to Purchase and Sale Agreement, dated as of May 8, 2020, by and between Diamedix Corporation and PRH Investments, LLC.